Exhibit 99.1

Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105

Olin Corporation Announces Early Tender Results and Upsize of Cash Tender Offer and
Solicitation of Consents Relating to its 9.500% Senior Notes due 2025

Clayton, MO, November 16, 2021 – Olin Corporation (the “Issuer,” “us” or “we”) (NYSE: OLN) today announced the early tender results of its offer to purchase (the “Offer”) for cash a portion of the Issuer’s outstanding 9.500% Senior Notes due 2025 (the “Notes”) and the related solicitation of consents (the “Consent Solicitation”) to certain proposed amendments to the indenture governing the Notes to eliminate substantially all of the restrictive covenants and certain events of default (the “Proposed Amendments”).  The Offer and Consent Solicitation are being made pursuant to the terms and subject to the conditions described in the Issuer’s Offer to Purchase and Consent Solicitation Statement dated November 1, 2021 (the “Statement”), which more fully sets out the terms of the Offer and Consent Solicitation.

As of 5:00 p.m., New York City time, on November 15, 2021 (the “Early Tender Deadline”), $391.37 million of aggregate principal amount of Notes (78.27% of the outstanding) had been validly tendered (and not validly withdrawn). Based on these results, the Issuer has decided to increase the Maximum Purchase Amount from $350 million to $489,702,963.75 million.

The Issuer will accept for purchase, and pay for, $391,371,000 aggregate principal amount of Notes that were validly tendered (and not validly withdrawn) at or prior to the Early Tender Deadline (or 100% of all Notes tendered prior to the Early Tender Deadline). The settlement date for the Notes accepted for purchase is expected to occur on November 17, 2021 (the “Early Settlement Date”). Holders of Notes that are accepted for purchase in connection with the Early Tender Deadline will receive the applicable total consideration of $1,251.25, which includes an early tender premium of $30.00, per $1,000 principal amount of the Notes accepted for purchase. Holders of Notes accepted for purchase pursuant to the Offer will also receive accrued and unpaid interest on the Notes from the last interest payment date to, but not including, the Early Settlement Date.

Pursuant to the Consent Solicitation, the Issuer obtained the requisite consents required to approve the Proposed Amendments. The Issuer has executed a supplemental indenture to the indenture governing the Notes to give effect to the Proposed Amendments.

The Offer expires on the Expiration Date, which is 11:59 p.m., New York City time, on November 30, 2021, unless extended, earlier expired or terminated by us in our sole discretion, and, in the case of extension of the Expiration Date, will be such date to which the Expiration Date is extended. Because the Offer was fully subscribed as of the Early Tender Deadline, holders of Notes who validly tender their Notes after the Early Tender Deadline will not have any of their Notes accepted for purchase.

In connection with the Offer and Consent Solicitation, each of BofA Securities, Inc. as Lead Dealer Manager, MUFG Securities Americas, Inc. as Senior Co-Dealer Manager, SMBC Nikko Securities America, Inc. as Senior Co-Dealer Manager and Truist Securities, Inc. as Co-Dealer Manager is acting as a dealer manager for the Offer and as a solicitation agent for the Consent Solicitation (collectively, the “Dealer Managers and Solicitation Agents”). D.F. King & Co., Inc. is serving as the information and tender agent (the “Information and Tender Agent”). Requests for assistance or copies of the Statement or any other documents related to the Offer and Consent Solicitation may be directed to the Information and Tender Agent at (800) 669-5550 or olin@dfking.com. Questions or requests for assistance in relation to the Offer and Consent Solicitation may be directed to BofA Securities, Inc. at (980) 388-3646 (collect) or (888) 292-0070 (toll-free).

The Offer is not being made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Issuer by the Dealer Managers and Solicitation Agents, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This press release does not constitute an offer to purchase securities or a solicitation of an offer to sell any securities or an offer to sell or the solicitation of an offer to purchase any new securities, nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful. Capitalized terms used in this press release but not otherwise defined herein have the meanings assigned to them in the Statement.

None of the Issuer, the Information and Tender Agent, the Dealer Managers and Solicitation Agents or the trustee (nor any of their respective directors, officers, employees or affiliates) makes any recommendation as to whether Holders should tender their Notes pursuant to the Offer or consent pursuant to the Consent Solicitation, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decisions as to whether to tender their Notes or consent to the Proposed Amendments, and, if so, the principal amount of Notes in respect of which to take such actions.

ABOUT OLIN

Olin Corporation is a leading vertically-integrated global manufacturer and distributor of chemical products and a leading U.S. manufacturer of ammunition. The chemical products produced include chlorine and caustic soda, vinyls, epoxies, chlorinated organics, bleach, and hydrochloric acid. Winchester’s principal manufacturing facilities produce and distribute sporting ammunition, law enforcement ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements. These statements relate to analyses and other information that are based on management’s beliefs, certain assumptions made by management, forecasts of future results, and current expectations, estimates and projections about the markets and economy in which we and our various segments operate. The statements contained in this communication that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.

We have used the words “anticipate,” “intend,” “may,” “expect,” “believe,” “should,” “plan,” “outlook,” “project,” “estimate,” “forecast,” “optimistic,” “target,” and variations of such words and similar expressions in this communication to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

The risks, uncertainties and assumptions involved in our forward-looking statements, many of which are discussed in more detail in our filings with the SEC, including without limitation the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Reports on Form 10-Q and other reports furnished or filed with the SEC, include, but are not limited to, the following additional risks:

Business, Industry and Operational Risks

●	sensitivity to economic, business and market conditions in the United States and overseas, including economic instability or a downturn in the sectors served by us;

●
declines in average selling prices in the chlor alkali industry and the supply/demand balance for our products, including the impact of excess industry capacity or an imbalance in demand for our chlor alkali products;

●	unsuccessful implementation of our operating model, which prioritizes Electrochemical Unit (ECU) margins over sales volumes;

●	our reliance on a limited number of suppliers for specified feedstock and services and our reliance on third-party transportation;

●	failure to control costs or to achieve targeted cost reductions;

●	higher-than-expected raw material, energy, transportation, and/or logistics costs;

●	the occurrence of unexpected manufacturing interruptions and outages, including those occurring as a result of labor disruptions and production hazards;

●	the failure or an interruption of our information technology systems;

●	our substantial amount of indebtedness and significant debt service obligations;

●	the negative impact from the COVID-19 pandemic and the global response to the pandemic, including without limitation adverse impacts in complying with governmental COVID-19 vaccine mandates;

●	weak industry conditions affecting our ability to comply with the financial maintenance covenants in our senior secured credit facility;

●	the loss of a substantial customer for either chlorine or caustic soda could cause an imbalance in customer demand for these products;

●	failure to attract, retain and motivate key employees;

●	risks associated with our international sales and operations, including economic, political or regulatory changes;

●	the effects of any declines in global equity markets on asset values and any declines in interest rates or other significant assumptions used to value the liabilities in our pension plan;

●	adverse conditions in the credit and capital markets, limiting or preventing our ability to borrow or raise capital;

●	our long-range plan assumptions not being realized causing a non-cash impairment charge of long-lived assets;

Legal, Environmental and Regulatory Risks

●	new regulations or public policy changes regarding the transportation of hazardous chemicals and the security of chemical manufacturing facilities;

●	changes in, or failure to comply with, legislation or government regulations or policies, including changes within the international markets in which we operate;

●	unexpected litigation outcomes;

●	costs and other expenditures in excess of those projected for environmental investigation and remediation or other legal proceedings; and

●	various risks associated with our Lake City U.S. Army Ammunition Plant contract, including performance and compliance with governmental contract provisions.

All of our forward-looking statements should be considered in light of these factors. In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of our forward-looking statements.

INVESTOR AND MEDIA CONTACT:

Steve Keenan
(314) 719-1755
InvestorRelations@Olin.com